AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 27th day of July, 1996, by and between LAUTREC A.& D., L.L.C., a Michigan limited liability company, on behalf of an entity to be formed ("Purchaser"), and KNOLLWOOD VILLAGE PARTNERS, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Twenty Three Million And No/100 Dollars ($23,000,000.00) (the "Purchase Price"), that certain property commonly known as the Knollwood Village Apartments, Grand Blanc, Michigan, legally described on Exhibit A attached hereto (the "Property") and to grant Purchaser the covenant not to compete referenced in Paragraph 25 hereof. The Purchase Price shall be allocated as set forth in Paragraph 26 hereof. The Property consists of approximately 52 acres of land, 648 apartment units (320 one bedroom and 328 two bedroom units), swimming pool, clubhouse, tennis and handball courts and nine hole golf course, and is known as Knollwood Village Apartments. Included in the Purchase Price is all of the personal property set forth on Exhibit B attached hereto (the "Personal Property"), which shall include no less than 648 refrigerators, ovens, ranges, dishwashers and disposers.

2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

      2.1.     Prior to the expiration of the Inspection Period, as defined in
Section 7.1 hereof, the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Earnest Money") to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit C; and

      2.2. On the "Closing Date" (hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 5: 00 p.m. Chicago time.

3.   TITLE COMMITMENT AND SURVEY.

     3.1. Seller shall immediately apply for and provide Purchaser with a title commitment for an owner's title insurance policy without standard exceptions (the "Title Commitment") issued by Partners Title Company as agent for Chicago Title Insurance Company (hereinafter referred to as "Title Insurer"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) Paragraphs F through I of the general printed exceptions contained in the standard title
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policy to be issued by Title Insurer based on the Title Commitment; (b) general real estate taxes, special district taxes and related charges not yet due and payable; (c) matters shown on the "Existing Survey" (hereinafter defined); (d) matters caused by the actions of Purchaser; and (e) those title exceptions set forth in Schedule B of the Title Commitment that are not inconsistent with Purchaser's use of the Property as an apartment complex subsequent to closing. All other exceptions to title shall be referred to as "Unpermitted Exceptions". Purchaser shall approve the Title Commitment prior to expiration of the Inspection Period; provided that its failure to object to title shall be deemed a conclusive approval of the Title Commitment, subject to Section 5.1 hereof.
 On the Closing Date, Title Insurer shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment or a "marked up" commitment, subject to Permitted Exceptions and Unpermitted Exceptions waived by Purchaser (the "Title Policy"). Seller and Purchaser shall each pay for one-half of the costs of the Title Commitment and Title Policy and Purchaser shall pay for the cost of any endorsements to, or extended coverage on, the Title Policy.

     3.2. Purchaser has received a survey of the Property prepared by Gould Engineering (the "Existing Survey"). Seller and Purchaser shall each pay for one-half of the costs of updating the Existing Survey and Seller shall deliver the updated survey (the "Updated Survey") to Purchaser within 14 days after the date hereof. Purchaser hereby acknowledges that all matters disclosed by the Existing Survey are acceptable to Purchaser.

     3.3. The obligation of Purchaser to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement, unless such termination is pursuant to Paragraphs 5.1, 6.1, 6.2.1 or 7.1 hereof.

4.   PAYMENT OF CLOSING COSTS.

     4.1. In addition to the costs set forth in Paragraphs 3.1 and 3.2, Purchaser and Seller shall each pay for one-half of the costs of the documentary or transfer stamps to be paid with reference to the "Deed" (hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser and all other charges of the Title Insurer in connection with this transaction.
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5.   CONDITION OF TITLE.

     5.1. If, prior to "Closing" (as hereinafter defined), a date-down to the Title Commitment or the Updated Survey discloses any new Unpermitted Exception, Seller shall have thirty (30) days from the date of the date-down to the Title Commitment or the Updated Survey, as applicable, at Seller's expense, to (i) bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, do not exceed $25,000.00, removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions, or (ii) have the right, but not the obligation, to bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, equal or exceed $25,000.00, removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions and agree to likewise insure in the event of a sale or one or more refinancings by Purchaser. In such event, the time of Closing shall be delayed, if necessary, to give effect to said aforementioned time periods provided that such extension does not extend beyond the expiration of any financing commitment obtained by Purchaser. If Seller fails to cure or have said Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within said thirty (30) day period or if Seller elects not to exercise its rights under (ii) in the preceding sentence, Purchaser may terminate this Agreement upon notice to Seller within five (5) business days after the expiration of said thirty (30) day period. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall become null and void without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for Purchaser's obligation to indemnity Seller and restore the Property, as more fully set forth in Paragraph 7.

     5.2. Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed (the "Deed") in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions waived by Purchaser.

6.        CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1. Except as provided in the indemnity provisions contained in Paragraph
7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property up to the earlier of the dates upon which either possession or title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty
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prior to the Closing Date, repair of which would cost less than or equal to
$100,000.00 (as determined by Seller and Purchaser in good faith) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property (in which case the Closing Date shall be extended until completion of such restoration) or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty (as verified to Purchaser's reasonable satisfaction by the insurance carrier) and grant Purchaser a credit at Closing for the amount of any deductible under Seller's insurance policies. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $100,000.00 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within five (5) business days after Purchaser receives written notice of such fire or other casualty and Seller's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and grant Purchaser a credit at Closing for the amount of any deductible under Seller's insurance policies.

     6.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property could:
(i) materially impair access to the Property; (ii) cause any material non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; or (iii) materially and adversely impair the use of the Property as it is currently being operated (hereinafter collectively referred to as a "Material Event"), Purchaser may:
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     6.2.1.    terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease; or

     6.2.2. proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

     6.3. Purchaser shall then notify Seller, within ten (10) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such ten (10) business day period, Purchaser shall be deemed to have elected to exercise its rights under Paragraph 6.2.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

7.        INSPECTION AND AS-IS CONDITION.

     7.l.   During the period commencing on the date hereof and ending at 5:00
p.m. Chicago time on the day which is forty-five (45) days after the first business day on which Purchaser receives a fully executed copy hereof with all Exhibits attached (said period being herein referred to as the "Inspection Period"), Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser may enter upon the Property, at any reasonable time and upon reasonable prior notice to Seller, to inspect the Property and individual apartment units, including a review of leases located at the Property, and to conduct and prepare such studies, tests and surveys as Purchaser may deem reasonably necessary and appropriate. Inspections of individual apartment units shall be accompanied by Seller's representative, if required by law, and shall be based upon at least 24 hours notice to the Tenants of any occupied units. In connection with Purchaser's review of the Property, Seller agrees to deliver to Purchaser copies of the current rent roll for the Property, the most recent tax and insurance bills, utility account numbers, service contracts, unaudited year end 1995 and year-to-date 1996 operating statements and the existing report. Purchaser may review and audit Seller's other records concerning the Property (including 1993 and 1994 Operating Statements and any audited statements in Seller's possession) at Seller's offices in Chicago, Illinois upon reasonable advance notice to Seller during Seller's regular business hours.

All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7.1 by Purchaser shall be at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall defend, indemnity and hold Seller and any affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Seller, in Seller's sole discretion.

Prior to commencing any such tests, studies and investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tests, studies and investigations and listing Seller and Purchaser as additional insureds thereunder.

If Purchaser is dissatisfied with the results of the tests, studies or investigations performed or information received pursuant to this Paragraph 7. 1, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to the expiration of the Inspection Period or any extension thereof. If written notice is not given by Purchaser pursuant to this Paragraph 7.1 prior to the expiration of the Inspection Period or any extension thereof, then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7.1 shall be waived. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Inspection Period: (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence during the Inspection Period; and (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnity Seller and rest restore the Property, as more fully set forth in this Paragraph 7.1. Notwithstanding anything contained herein to the contrary, Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in this Paragraph 7.1, shall survive the Closing and the delivery of the Deed and termination of this Agreement.
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     7.2. Except as expressly set forth in this Agreement: (i) Seller makes no representations or warranties relating to the condition of the Property or the Personal Property and (ii) Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, reasonable wear and tear and loss by fire or other casualty or condemnation excepted. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to, the condition of the land or any improvements comprising the Property, the existence or non-existence of "Hazardous Materials" (as hereinafter defined), economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning or building laws, rules or regulations or "Environmental Laws" (hereinafter defined) affecting the Property. Except as set forth in Section 16.2 (iv) hereof, Seller makes no representation or warranty that the Property compiles with Title III of the Americans with Disabilities Act or any fire code or building code. Except as set forth herein or in Paragraph 7.4 hereof, Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or Hazardous Materials on, or environmental conditions of, the Property, whether known or unknown. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. S9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. S6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. S11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C. S7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. S1251 et seq., the

Toxic Substances Control Act ("TSCA"), 15 U.S.C. S2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S.C. S300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C. S 2011 et seq., the Occupational Safety and Health Act ("OSHA_), 29 U.S.C. S 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. S 1802 et seq. As used herein, "Hazardous Materials" means: (1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) asbestos in any form or condition; (5) polychlorinated biphenyls; and (6) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental Laws.

     7.3. Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Seller makes no representation or warranty that such material is complete or accurate (but Seller's Representative (as hereinafter defined) has no knowledge that such material is incomplete or inaccurate)) or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information.

     7.4. Seller has provided to Purchaser the following existing report: Phase I Environmental Site Assessment and Limited Asbestos Survey prepared by Astex, dated March 22, 1994 ("Existing Report"). Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Report. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Report, or, including, without limitation, the matters set forth in the Existing Report, and the accuracy and/or completeness of the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Report; provided that nothing herein shall be interpreted as a waiver of any of Purchaser's exemptions from liability under MCLA 324.20126(2),
(3) or (4), nor otherwise constitute an indemnification of Seller by Purchaser for any condition in violation of any Environmental Laws existing on the Property as of the day of Closing. The preceding sentence shall not be deemed to modify the release of Seller or waiver set forth in Section 7.2 hereof.

8. CLOSING. The closing of this transaction (the "Closing") shall be the first business day which is 30 days after expiration of the Inspection Period (the "Closing Date"), at the office of Title Insurer, at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed through an escrow with Title Insurer, in accordance with the general provisions of the usual and customary form of deed and money escrow for similar transactions in Michigan, or at the option of either party, the Closing shall be a "New York style" closing at which the Purchaser shall wire the Purchase Price to Title Insurer on the Closing Date and prior to the release of the Purchase Price to Seller, Purchaser shall receive the Title Policy or marked up commitment dated the date of the Closing Date. In the event of a New York style closing, Seller shall deliver to Title Insurer any customary affidavit in connection with a New York style closing. All closing and escrow fees shall be divided equally between the parties hereto.

9.        CLOSING DOCUMENTS.

     9.1. On the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to Seller the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4 and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

     9.2. On the Closing Date, Seller shall deliver to Purchaser the following:

     9.2.1. the Deed (in the form of Exhibit E attached hereto), subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser;

     9.2.2. an inventory of the Personal Property and a quit claim bill of sale conveying the same (in the form of Exhibit F attached hereto);

     9.2.3. assignment and assumption of intangible property (in the form attached hereto as Exhibit G, including, without limitation, the service contracts listed in Exhibit H;

     9.2.4. an assignment and assumption of leases and security deposits (in the form attached hereto as Exhibit I);

     9.2.5.  non-foreign affidavit (in the form of Exhibit J attached hereto);
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     9.2.6.    original, and/or copies of, leases affecting the Property in
Seller's possession;

     9.2.7. all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

     9.2.8.  possession of the Property to Purchaser;

     9.2.9.  evidence of the termination of the management agreement;

     9.2.10. notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the leases and the obligation to refund the security deposits (in the form of Exhibit K);

     9.2.11. an updated rent roll showing delinquent and prepaid rents certified by Seller subject to the limitations on knowledge and survival contained herein;

     9.2.12.  an executed Closing Statement; and

     9.2.13.  an executed Noncompetitive Covenant.

10. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH IN PARAGRAPH 7.1 HEREOF. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE SELLER'S DAMAGES.

11. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL THEN BECOME NULL AND VOID AND OF NO EFFECT AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH MORE FULLY IN PARAGRAPH 7.1 NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT IS ITS WILLFUL REFUSAL TO DELIVER THE DEED, THEN PURCHASER WILL BE ENTITLED TO EITHER (i) SUE FOR SPECIFIC PERFORMANCE OR (ii) RECEIVE AN AMOUNT FROM SELLER, NOT TO EXCEED $2150,000, EQUAL TO PURCHASER'S ACTUAL VERIFIABLE THIRD-PARTY COSTS INCURRED IN CONNECTION WITH THIS AGREEMENT.

12.   PRORATIONS.

     12.1. Rents (exclusive of delinquent rents, but including prepaid rents); refundable security deposits (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); water and other utility charges (based on final meter readings if available); fuels; prepaid operating expenses; real and personal property taxes prorated on a "net" basis (i.e. adjusted for all tenants' liability, if any, for such items) on the due date basis of the taxing authority; operating expenses which are reimbursable by the tenants for the period prior to the Closing Date less any amount previously paid by the Tenants shall be credited to Seller; and other similar items shall be adjusted ratably as of 11:59 p.m. on the date prior to Closing Date, and credited to the balance of the cash due at Closing. Assessments payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. All prorations will be final except as to delinquent rent referred to in Paragraph 12.2 below.

     12.2. DELINQUENT RENTS. If, as of the Closing Date, any rent is in arrears for thirty (30) days or less, then the first rent collected by Purchaser from a delinquent Tenant (prorated to the Closing Date) will be delivered to Seller for such delinquent rent on a Tenant-by-Tenant basis. If rent is in arrears for more than thirty (30) days, then rent collected by Purchaser shall first be applied to current rent, and then to delinquent rent. Any amounts shall be paid by Purchaser to Seller within 10 days of receipt of such amounts. This subparagraph of this Agreement shall survive the Closing and the delivery and recording of the Deed.

13. RECORDING. Neither this Agreement nor a memorandum thereof shall be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof.

14. ASSIGNMENT. The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof. Seller consents to an assignment of this Agreement to any affiliate of Purchaser, provided such assignment is effected at least 5 days prior to Closing.
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15.  BROKER.

     15.1 PW Real Estate Group (the "Broker") has acted as real estate broker in this transaction. Seller shall pay a brokerage commission to the Broker at the successful closing of this transaction. Purchaser warrants that it has dealt with no other third party broker in connection with this transaction and that it has not paid and will not pay at any time before, at or after the closing any fee, commission or compensation whatsoever to any person, directly or indirectly, on account of this Agreement, its negotiation or the sale contemplated hereby, except attorney fees, loan broker fees and due diligence expenses.

     15.2 Except for claims of the Broker as set forth in Section 15.1 hereof, Purchaser and Seller shall indemnity, defend and hold the other party hereto harmless from any claim whatsover (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. The indemnifying party shall undertake its obligations set forth in this Section 15.1 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Section will survive the Closing and delivery of the Deed.

16.  REPRESENTATIONS AND WARRANTIES.

     16.1. Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Gregg Handrich (the "Seller's Representative"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representative has actual knowledge. By his execution hereof, Seller's Representative warrants that he is familiar with the operations of the Property. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representative.

     16.2. Subject to the limitations set forth in Paragraph 16.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge and which shall survive Closing for a period of sixty (60) days (i.e., the claiming party shall have no right to make any claims against the other party for a breach of representation or warranty after the expiration of sixty (60) days immediately following Closing): (i) Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property; (ii) Seller has the power to execute this Agreement and consummate the transactions contemplated herein; (iii) the rent rolls which Seller has submitted to the Purchaser and updated as of the Closing Date are accurate as of the date set forth thereon; (iv) Seller has not received written notice of any uncured violations of Environmental Laws, or applicable building and zoning laws, including ADA and handicappers rights laws; (v) each apartment unit is complete and in rentable condition without alterations or additions other than redecorating; (vi) each apartment unit contains a refrigerator, oven, range, dishwasher and disposer which shall be in operating condition on the closing date; and (vii) from the date hereof to the Closing date, Seller shall operate, repair and maintain the Property in substantially the same manner as it has heretofore been operated and maintained.

     16.3. Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute this Agreement and consummate the transactions contemplated herein.

17. LIMITATION OF LIABILITY. Neither Seller, nor any of its respective beneficiaries, shareholders, partners, officers, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

18.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

     TO SELLER:     c/o The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A-200
                    Bannockburn, Illinois 60015
                    Attention: Ilona Adams
with copies to:     The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A-200
                    Bannockburn, Illinois 60015
                    Attention:  Alan Lieberman
                    (847) 317-4360
                    (847) 317-4462 (FAX)

       and to:      Katten Muchin & Zavis
                    525 West Monroe Street
                    Suite 1600
                    Chicago, Illinois 60661-3693
                    Attention: Jacob Kaufman, Esq.
                    (312) 902-5490
                    (312) 902-1061 (FAX)

 TO PURCHASER:      Lautrec A.& D., L.L.C.
                    31550 Northwestern Highway, Suite 200
                    Farmington Hills, MI 48834
                    Attention:  Mr. Peter Kostishak
                                Mr. Barry Nienberg
                    (810) 851-2700
                    (810) 851-1934 (FAX)

and one copy to:    Maddin, Hauser, Wartell, Roth,
                    Heller & Pesses, P.C.
                    28400 Northwestern, Suite 300
                    Southfield, MI 48034
                    Attention: Mark R. Hauser, Esq.
                    (810) 827-1860
                    (810) 354-1422 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent by facsimile transmission and received by 5:00 p.m. Chicago time or on the 4th business day after the same is deposited in the United States Mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail, by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent.

20.   EXECUTION OF AGREEMENT AND ESCROW AGREEMENT.  Purchaser will execute two
(2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward the following to the Escrow
Agent:

          (A)  One (1) fully executed copy of this Agreement; and

          (B) Three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

21. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the State of Michigan except that with respect to the retainage of the Earnest Money as liquidated damages the laws of the State of Illinois shall govern.

22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

24. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

25. NONCOMPETITIVE COVENANT. At closing, Seller shall deliver to Purchaser a Noncompetitive Covenant whereby Seller agrees, for a period of three (3) years following the Closing, not to own or operate an apartment complex within a ten
(10) mile radius of the Property.

26. ALLOCATION OF PURCHASE PRICE. The purchase price shall be allocated as follows:

               Land, buildings & personal property                20,500,000
               Noncompetitive Covenant                             1,000,000
               Goodwill                                            1,500,000
                                                             ----------------
                                                                  23,000,000

27.  MISCELLANEOUS.

     27.1 Seller will cooperate with Purchaser, at no cost to Seller, in canceling any service contracts which may be canceled in accordance with their terms if Purchaser so elects.


IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.

                              PURCHASER:

                              LAUTREC A. & D., L.L.C., a Michigan limited iability company


                              By:  /s/ Spencer M. Partrich
                                   ------------------------------------------
                                       Spencer M. Partrich, Member


                              SELLER:

                              KNOLLWOOD VILLAGE PARTNERS,
                              an Illinois limited partnership

                              BY:  Knollwood Village, Inc., an Illinois
                                   corporation, Its general partner


                              By:  /s/ Alan Lieberman
                                   -----------------------------------------
                                       Alan Lieberman, Senior Vice President

                                   Exhibits

A    Legal

B.   Personal Property

C.   Escrow Agreement

D.   Intentionally Deleted

E.   Deed

F.   Bill of Sale

G.   Assignment and Assumption of Intangible Property

H.   Service Contracts

I.   Assignment and Assumption of Leases and Security Deposits

J.   Non-Foreign Affidavit

K.   Notice to Tenants